Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Reliance Steel & Aluminum Co. Master 401(k) Plan
Los Angeles, California
We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-147226) of our report dated June 30, 2008 relating to the financial statements and supplemental schedule of the Reliance Steel & Aluminum Co. Master 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2007.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California
June 30, 2008

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